As filed with the Securities and Exchange Commission on August 6, 1996
                                              Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            GILBERT ASSOCIATES, INC.
               (Exact Name of Registrant as Specified in Charter)

            DELAWARE                                    23-2280922
  (State or Other Jurisdiction                       (I.R.S. Employer
       of Incorporation or                            Identification
          Organization)                                   Number)

                                  P.O. Box 1498
                           Reading, Pennsylvania 19603
                                 (610) 856-5500
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                          DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                        Thomas F. Hafer, Esq., Secretary
                                  P.O. Box 1498
                           Reading, Pennsylvania 19603
                     (Name and address of agent for service)

                                 (610) 856-5500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                     |               | Proposed    | Proposed    |
                     |               | maximum     | maximum     |
                     |  Amount       | offering    | aggregate   | Amount of
 Title of shares     |  to be        | price       | offering    | registration
 to be registered    |  registered   | per share(1)| price(1)    | fee
                     |               |             |             |
Class A Common Stock |               |             |             |
 ($1.00 par value)   |     50,000    | $12.06      |  $603,000   |  $208
                     |               |             |             |
Class B Common Stock |               |             |             |
 ($1.00 par value)   |     50,000    | $12.06      |  $603,000   |  $208
                     |               |             |             |
                     |               |             |             |
================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for Class A Common Stock of the registrant reported by The Nasdaq Stock Market for July 31, 1996.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents which have been filed by Gilbert Associates, Inc. ("registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995, as amended by a Form 10-K/A filed with the Commission on April 29, 1996;

                  (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1996; and

                  (c) the Company's Current Reports on Form 8-K filed with the Commission on March 8, 1996, May 6, 1996, June 7, 1996 and July 8, 1996; and

                  (d) the description of the Class A Common Stock, par value $1.00 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A relating to the Class A Common Stock filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

                  (e) the description of the Class B Common Stock, par value $1.00 per share (the "Common Stock"), of the Company contained in the Company's Registration Statement on Form 8-A relating to the Class B Common Stock filed with the Commission, including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  The Class A Common Stock and the Class B Common Stock, which are the classes of securities offered pursuant to this Registration Statement, are registered under the Exchange Act.

Item 5.           Interests of Named Experts and Counsel.

                  The validity of the Class A Common Stock and Class B Common Stock registered hereunder has been passed upon for the Company by Robert J. Johnson, Senior Counsel of the Company. Mr. Johnson owns 11,861 shares of Class B Common Stock and options to purchase 4,000 shares of Class B Common Stock.

Item 6.           Indemnification of Directors and Officers.

                  As permitted by Section 145 of the General Corporation Law of the State of Delaware, the Company's Bylaws provide that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  In the case of an action by or in the right of the Company, the Bylaws permit the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that indemnification is not permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

                  The Bylaws further provide: that the Company is required to indemnify a director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by the Bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by the Bylaws shall, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person's heirs, executors and administrators; and that expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that he is not entitled to be indemnified by the Company. The Company may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

                  The directors and officers of the Company and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Company is similarly insured, with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and its charter provisions.

                  Additionally, The Company's Restated Certificate of Incorporation (the "Certificate") limits the liability of the Company's directors under certain circumstances. The Certificate states that a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided, however, that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law; (iii) for the willful or negligent payment of dividends or purchase or redemption of stock in violation of the limitation imposed on such action by the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.           Exemption from Registration Claimed.

                  No restricted securities are being reoffered or resold pursuant to this Registration Statement.

Item 8.           Exhibits.

         Exhibit No.                Description

             4                      Directors' Stock Option Plan

             5                      Opinion of Robert J. Johnson

            23.1                    Consent of Independent Public Accountants.

            23.2                    Consent of Robert J. Johnson (included in
                                    Exhibit 5).

            25 Power of Attorney (See Signature Pages at pages 7 - 8).

Item 9.           Undertakings

                  The undersigned registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

                           (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii)  To reflect in the prospectus any facts or
events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Pennsylvania, on July 31, 1996.


                                           GILBERT ASSOCIATES, INC.


                                           By: /s/ T. S. Cobb
                                           ------------------------------------
                                               T. S. Cobb, Chairman of
                                               the Board, President and Chief
                                               Executive Officer, the principal
                                               executive officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Timothy S. Cobb, Paul H. Snyder and Thomas F. Hafer and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 31, 1996 in the capacities indicated:

     Signature                                        Title
     ---------                                        -----



  /s/ T. S. Cobb                              Chairman of the Board, President
- -----------------------------                 and Chief Executive Officer, the
  T. S. Cobb                                  principal executive officer



  /s/ P. H. Snyder                            Vice President, the principal
- -----------------------------                 financial officer and principal
  P. H. Snyder                                accounting officer



  /s/ A. F. Smith                             Director
- -----------------------------
  A. F. Smith



  /s/ J. W. Boyer, Jr.                        Director
- -----------------------------
  J. W. Boyer, Jr.



  /s/ D. E. Lyons                             Director
- -----------------------------
  D. E. Lyons



  /s/ J. A. Sutton                            Director
- -----------------------------
  J. A. Sutton



  /s/ D. K. Wilson, Jr.                       Director
- -----------------------------
  D. K. Wilson, Jr.

                                  EXHIBIT INDEX


         Exhibit No.                       Description
         -----------                       -----------

             4                      Directors' Stock Option Plan

             5                      Opinion of Robert J. Johnson

            23.1                    Consent of Independent Public Accountants

            23.2                    Consent of Robert J. Johnson
                                    (included in Exhibit 5)

            24                      Power of Attorney
                                    (See Signature Pages at pages 7 - 8)